Exhibit 2

AMENDMENT TO AND TERMINATION OF STOCKHOLDERS AGREEMENT

THIS AMENDMENT TO AND TERMINATION OF STOCKHOLDERS AGREEMENT (this “Termination”), is made and entered into as of April 26, 2019, by and among GWG Holdings, Inc., a Delaware corporation (the “Company”), and each of the EXCHANGE TRUSTS set out on Schedule I (each a “Seller Trust” and collectively the “Seller Trusts”), as agreed to and accepted by Murray T. Holland and Jeffrey S. Hinkle as trust advisors to the Seller Trusts (the “Trust Advisors”).

RECITALS

WHEREAS, the Company and the Seller Trusts are parties to that certain Stockholders Agreement dated as of December 27, 2018, which was agreed to and accepted by the Trust Advisors (the “Stockholders Agreement”);

WHEREAS, on April 15, 2019, Jon R. Sabes and Steven F. Sabes entered into a Purchase and Contribution Agreement with The Beneficient Company Group, L.P., Beneficient Company Holdings, L.P. (“BEN Holdings”), and AltiVerse Capital Markets, L.L.C. (“Altiverse”), among others (the “Purchase Agreement”), pursuant to which, among other things, Messrs. Jon and Steven Sabes have agreed to transfer all of the shares of the Corporation’s common stock held directly or indirectly by them to BEN Holdings and AltiVerse;

WHEREAS, the termination of the Stockholders Agreement is a condition to the closing (the “Closing”) of the transactions contemplated by the Purchase Agreement (the “Transaction”);

WHEREAS, a special committee of the Company’s board of directors comprised of all of its independent directors was appointed to act on behalf of the Company in connection with the transactions contemplated by the Purchase Agreement, which committee has approved the Transaction and the actions required to be taken by the Company as conditions to the Closing, including without limitation terminating the Stockholders Agreement;

WHEREAS, Section 6(g) of the Stockholders Agreement provides that the Stockholders Agreement may be amended or modified in any manner, whether by course of conduct or otherwise, if such amendment or modification is in writing, is specifically identified as amendment to the Stockholders Agreement and is signed by the Company and the other parties to the Stockholders Agreement; and

WHEREAS, the Company and the Seller Trusts desire to amend Section 6(l) to permit termination of the Stockholders Agreement by mutual consent and subsequently to terminate the Stockholders Agreement pursuant to this Termination, and the Trust Advisors desire to agree to and accept such amendment and termination;

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Section 6(l) of the Stockholders Agreement is hereby amended and restated in its entirety as follows:

(l) Term and Termination. This Agreement will be effective as of the date hereof and shall be terminated (A) by written consent or agreement of all parties hereto or (B) concurrently upon the termination of the Orderly Marketing Agreement (“Termination Date”); provided that, if this Agreement is terminated other than pursuant to clause (A) hereof, then (i) Section 2 and 3 shall terminate as provided in Section 2 and (ii) Section 4(a) shall terminate as provided in such subsection, and (iii) Section 4(b) shall terminate when the Seller Trusts own Voting Securities representing less than 5.0% of the Total Voting Power.

2. The Company and the Seller Trusts hereby mutually agree, in accordance with Section 6(l)(A) of the Stockholders Agreement, as amended hereby, that the Stockholders Agreement, and all rights and obligations under the Stockholders Agreement of the parties thereto, shall be terminated and have no further force or effect; provided, however, that such termination shall be effective immediately prior to the Closing and shall be contingent upon the occurrence thereof, including without limitation the execution and delivery by the Seller Trusts of the release of claims contemplated by Section 7.2(f) of the Purchase Agreement.

3. The Trust Advisors hereby agree to and accept the termination of the Stockholders Agreement pursuant to Section 2 hereof.

4. Each party to this Termination shall cooperate and take such action as may be reasonably requested by another party to this Termination in order to carry out the provisions and purposes of this Termination and the transactions contemplated hereby.

5. Until the effective time of the Closing, this Termination may be revoked by a party hereto by delivering to the other party or parties written notice of such revocation in accordance with the Section 6(b) of the Stockholders Agreement.

6. Seller Trusts and Trust Advisors. It is expressly understood and agreed that (a) this document is executed and delivered by Delaware Trust Company, not individually or personally, but solely as Trustee, pursuant to direction from the Trust Advisors and in the exercise of the powers and authority conferred and vested in Delaware Trust Company as Trustee pursuant to the Trust Agreements of the Seller Trusts (the “Trust Agreements”) and the Trustee is governed by and subject to the Trust Agreements and entitled to the protections, rights and benefits contained therein, (b) each of the representations, undertakings and agreements herein made on the part of the Seller Trusts and Trust Advisors is made and intended not as personal representations, undertakings and agreements by Delaware Trust Company but is made and intended for the purpose for binding only the Seller Trusts and respective trust estates (the “Seller Trust Assets”), (c) nothing herein contained shall be construed as creating any liability on Delaware Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, (d) under no circumstances shall Delaware Trust Company be personally liable for the payment of any indebtedness or expenses of the Seller Trusts or Trust Advisors or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Seller Trusts or Trust Advisors under this Termination or any other related documents, and (e) under no circumstances shall the Trust Advisors be personally liable for the payment of any indebtedness or expenses or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Agreement, all such recourse being strictly to the Seller Trust Assets.

7. This Termination may be executed in one or more counterparts, each of which together be deemed an original, but all of which together shall constitute one and the same instrument.

8.  This Termination embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein. This Termination supersedes all prior agreements and the understandings between the parties with respect to such subject matter.

[Remainder of page intentionally left blank; signature(s) appears on next page(s)]

IN WITNESS WHEREOF, the parties hereto have caused this Termination to be duly executed as of the date and year first above written.

GWG HOLDINGS, INC.

By:
Name:
Title:

THE LT-1 EXCHANGE TRUST,
By: DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:
	Name:	Alan R. Halpern
	Title:	Vice President

THE LT-2 EXCHANGE TRUST,
By: DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:
	Name:	Alan R. Halpern
	Title:	Vice President

THE LT-3 EXCHANGE TRUST,
By: DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:
	Name:	Alan R. Halpern
	Title:	Vice President

THE LT-4 EXCHANGE TRUST,
By: DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:
	Name:	Alan R. Halpern
	Title:	Vice President

THE LT-5 EXCHANGE TRUST,
By: DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:
	Name:	Alan R. Halpern
	Title:	Vice President

[Signature Page to Amendment and Termination of Stockholders Agreement]

THE LT-6 EXCHANGE TRUST,
By: DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:
	Name:	Alan R. Halpern
	Title:	Vice President

THE LT-7 EXCHANGE TRUST,
By: DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:
	Name:	Alan R. Halpern
	Title:	Vice President

THE LT-8 EXCHANGE TRUST,
By: DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:
	Name:	Alan R. Halpern
	Title:	Vice President

THE LT-9 EXCHANGE TRUST,
By: DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:
	Name:	Alan R. Halpern
	Title:	Vice President

THE LT-12 EXCHANGE TRUST,
By: DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:
	Name:	Alan R. Halpern
	Title:	Vice President

THE LT-13 EXCHANGE TRUST,
By: DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:
	Name:	Alan R. Halpern
	Title:	Vice President

[Signature Page to Amendment and Termination of Stockholders Agreement]

THE LT-14 EXCHANGE TRUST,
By: DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:
	Name:	Alan R. Halpern
	Title:	Vice President

THE LT-15 EXCHANGE TRUST,
By: DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:
	Name:	Alan R. Halpern
	Title:	Vice President

THE LT-16 EXCHANGE TRUST,
By: DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:
	Name:	Alan R. Halpern
	Title:	Vice President

THE LT-17 EXCHANGE TRUST,
By: DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:
	Name:	Alan R. Halpern
	Title:	Vice President

THE LT-18 EXCHANGE TRUST,
By: DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:
	Name:	Alan R. Halpern
	Title:	Vice President

THE LT-19 EXCHANGE TRUST,
By: DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:
	Name:	Alan R. Halpern
	Title:	Vice President

[Signature Page to Amendment and Termination of Stockholders Agreement]

THE LT-20 EXCHANGE TRUST,
By: DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:
	Name:	Alan R. Halpern
	Title:	Vice President

THE LT-21 EXCHANGE TRUST,
By: DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:
	Name:	Alan R. Halpern
	Title:	Vice President

THE LT-22 EXCHANGE TRUST,
By: DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:
	Name:	Alan R. Halpern
	Title:	Vice President

THE LT-23 EXCHANGE TRUST,
By: DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:
	Name:	Alan R. Halpern
	Title:	Vice President

THE LT-24 EXCHANGE TRUST,
By: DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:
	Name:	Alan R. Halpern
	Title:	Vice President

THE LT-25 EXCHANGE TRUST,
By: DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:
	Name:	Alan R. Halpern
	Title:	Vice President

THE LT-26 EXCHANGE TRUST,
By: DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:
	Name:	Alan R. Halpern
	Title:	Vice President

[Signature Page to Amendment and Termination of Stockholders Agreement]

ACCEPTED AND AGREED
THIS DAY OF , 2019:

MURRAY T. HOLLAND, as Trust Advisor

JEFFREY S. HINKLE, as Trust Advisor

[Signature Page to Amendment and Termination of Stockholders Agreement]

SCHEDULE I

LIST OF SELLER EXCHANGE TRUSTS

THE LT-1 EXCHANGE TRUST

THE LT-2 EXCHANGE TRUST

THE LT-3 EXCHANGE TRUST

THE LT-4 EXCHANGE TRUST

THE LT-5 EXCHANGE TRUST

THE LT-6 EXCHANGE TRUST

THE LT-7 EXCHANGE TRUST

THE LT-8 EXCHANGE TRUST

THE LT-9 EXCHANGE TRUST

THE LT-12 EXCHANGE TRUST

THE LT-13 EXCHANGE TRUST

THE LT-14 EXCHANGE TRUST

THE LT-15 EXCHANGE TRUST

THE LT-16 EXCHANGE TRUST

THE LT-17 EXCHANGE TRUST

THE LT-18 EXCHANGE TRUST

THE LT-19 EXCHANGE TRUST

THE LT-20 EXCHANGE TRUST

THE LT-21 EXCHANGE TRUST

THE LT-22 EXCHANGE TRUST

THE LT-23 EXCHANGE TRUST

THE LT-24 EXCHANGE TRUST

THE LT-25 EXCHANGE TRUST

THE LT-26 EXCHANGE TRUST

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